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                                                                    Exhibit 10.4

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THE BCE INC. RESTRICTED SHARE UNIT PLAN

FOR EXECUTIVES AND OTHER KEY EMPLOYEES (2004)

SECTION 1. PURPOSE

The purpose of The BCE Inc. Restricted Share Unit Plan for Executives and Other Key Employees (2004) (the "Plan") is to encourage the achievement of the Corporation's objectives by the executives and other Key Employees of the Corporation and its Subsidiaries and to promote a greater alignment of interests between such executives and other Key Employees and the shareholders of the Corporation.

SECTION 2. DEFINITIONS

For the purpose of the Plan:

(a)  "Board" means the Board of Directors of BCE Inc.;

(b)  "Broker" has the meaning assigned thereto in Section 13 hereof;

(c) "Cessation of Employment", unless otherwise determined by the Committee, means the cessation of a Participant's employment resulting either from:
     (i) termination of employment by the Corporation or any Subsidiary of the Corporation other than for cause; (ii) retirement from active employment;
     (iii) long-term disability; or (iv) death. There shall also be a Cessation of Employment, with respect to Participants employed by a Subsidiary, when such Subsidiary ceases to be a Subsidiary of the Corporation. However, the following will not be considered a Cessation of Employment: (i) a maternity leave of a Participant; or (ii) any other leave of absence of a Participant, as determined by the Corporation upon the approval of such leave;

(d) "Committee" means the committee of directors of the Corporation generally responsible for executive compensation related matters and which, at the time of adoption of the Plan, is named the Management Resources and Compensation Committee;

(e) "Common Share" means a common share without nominal or par value of the Corporation;

(f)  "Corporation" means BCE Inc.;

(g)  "Effective Date" has the meaning assigned thereto in Section 5 hereof;

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(h)  "Eligible Key Employees" has the meaning assigned thereto in Section 4 hereof;

(i)  "Entitlement Date" has the meaning assigned thereto in Section 9 hereof;

(j) "Key Employee" includes the officers or other employees of the Corporation or of any Subsidiary of the Corporation who, in the opinion of the Committee, have demonstrated a capacity for contributing a substantial measure to the successful performance of the Corporation or of such Subsidiary;

(k) "Market Value" on any particular day means the market value of one Common Share and shall be calculated on the basis of the closing price for a board lot of Common Shares on The Toronto Stock Exchange on that day, or if at least one board lot of Common Shares shall not have been traded on The Toronto Stock Exchange on that day, on the immediately preceding day for which at least one board lot was so traded; or if, at any time, the Common Shares are no longer listed on The Toronto Stock Exchange, then the Market Value shall be calculated on the basis of the closing price, on the aforesaid day, for a board lot of Common Shares on the stock exchange on which the Common Shares are listed and had the greatest volume of trading on that particular day;

(l) "Participant" means an Eligible Key Employee who has been granted Restricted Share Units under the Plan;

(m) "Performance Period" means up to a 3-year period as such is determined by the Committee and associated with an award of Restricted Share Units made to Participants pursuant to Section 5;

(n) "Plan" means The BCE Inc. Restricted Share Unit Plan for Executives and Other Key Employees (2004), as amended from time to time;

(o) "Price per Common Share" has the meaning assigned thereto in Section 9 hereof;

(p) "Restricted Share Unit" means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant's account in accordance with the terms and conditions of the Plan;

(q) "Subsidiary" means any corporation a majority of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation;

(r)  "Vesting Schedule" has the meaning assigned thereto in Section 6 hereof;

(s)  "Vesting Percentage" has the meaning assigned thereto in Section 8 hereof;
     and

(t) "Vested Restricted Share Units" has the meaning assigned thereto in Section 8 hereof.

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SECTION 3: ADMINISTRATION OF THE PLAN

Subject to Sections 5, 6, 9 and 11 hereof, the Plan and any appendix hereto, shall be administered by the Committee, the whole subject to applicable corporate and securities law requirements. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of the Plan. All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, a Participant and such Participant's beneficiaries and legal representatives, the Corporation and its Subsidiaries, their employees and shareholders. All expenses of administration of the Plan shall be borne by the Corporation, including any reasonable brokerage fees relating to the purchase of Common Shares under the Plan. A Subsidiary however shall reimburse the Corporation for all such expenses incurred by the Corporation in relation to Participants employed by such Subsidiary.

SECTION 4. ELIGIBILITY

The Committee shall, from time to time, determine which Key Employees shall be eligible to be granted Restricted Share Units under the Plan (an "Eligible Key Employee).

SECTION 5. GRANT OF AWARDS

Subject to confirmation by the Board, the Committee shall, from time to time, choose those Eligible Key Employees to whom it recommends that Restricted Share Units be awarded and determine the number of Restricted Share Units which it recommends be awarded to such Eligible Key Employees. The Committee shall, subject to confirmation by the Board, recommend the effective date ("Effective Date") of each award of Restricted Share Units under the Plan. Each award of Restricted Share Units shall be confirmed by an instrument in writing issued by the Corporation to the Participant.

SECTION 6. PERFORMANCE

The Committee shall, with respect to each award of Restricted Share Units made pursuant to Section 5 hereof, and as of the Effective Date of the award, establish the performance measures and objectives that shall determine the proportion, not exceeding 100%, of such award of Restricted Share Units becoming vested, and the vesting schedule applicable for the Performance Period (the "Vesting Schedule"). Such performance measures and objectives, Performance Period and Vesting Schedule shall be outlined in an appendix to the Plan, as such appendix may be amended from time to time by the Committee, subject to
Section 12 hereof. Such appendix, and any amendments thereto, shall be provided to each Participant at the time of awards of Restricted Share Units or thereafter, as required.

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SECTION 7. DIVIDENDLIKE AMOUNTS

A Participant's account shall, from time to time, be credited with additional Restricted Share Units, the number of which shall be equal to the quotient determined by dividing: (i) the product determined by multiplying: (a) one hundred percent (100%) of the amount of each dividend declared and paid by the Corporation on its Common Shares, on a per share basis (excluding stock dividends, but including dividends which may be paid in cash or in shares at the option of the shareholder), by (b) the number of Restricted Share Units recorded in the Participant's account on the record date for the payment of such dividend, by (ii) the Market Value of a Common Share on the payment date of such dividend, with fractions computed to four decimal places. For greater clarity, the additional Restricted Share Units credited under this Section 7 hereof shall be subject to the Vesting Schedule applicable for the Performance Period as outlined in Section 6 hereof.

SECTION 8. VESTED RESTRICTED SHARE UNITS

Following the completion of a Performance Period, unless otherwise determined by the Committee, and subject to confirmation by the Board, the Committee shall assess the performance in light of the measures identified and the objectives set for such Performance Period and outlined in an appendix to the Plan as set forth in Section 6 hereof. The Committee shall then establish the proportion, not to exceed (100%), of such awards made pursuant to Section 5 hereof becoming vested as per the Vesting Schedule applicable to such Performance Period (the "Vesting Percentage").

Subject to Section 15 hereof, a Participant who is still in the active employment of the Corporation or a Subsidiary of the Corporation as of the end of a Performance Period shall have a number of Restricted Share Units become vested determined for the Performance Period, as A times B, where A is equal to the number of Restricted Share Units recorded in the Participant's account and B is equal to the Vesting Percentage determined pursuant to Section 8 hereof ("Vested Restricted Share Units"). Any unvested Restricted Share Units at the end of a Performance Period shall be cancelled.

SECTION 9. PAYMENT OF VESTED RESTRICTED SHARE UNITS

No later than forty-five (45) days following the determination of the Vesting Percentage, the Participant shall receive, in satisfaction of all the number of Vested Restricted Share Units recorded in the Participant's account on such date (the "Entitlement Date"), either, at the Participant's discretion (i) a cash equivalent value; (ii) a number of Common Shares to be purchased on the open market; or (iii) a combination of both; any of such alternatives being equal to the number of Vested Restricted Share Units then recorded in the account of the Participant, or as may be adjusted pursuant to Section 19 hereof, and reduced by any applicable withholding taxes and other source deductions required by law to be withheld by the Corporation in connection with the total payments made in satisfaction of the Participant's Vested Restricted Share Units. The above determination must be made by the Participant within a reasonable

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period of time prior to the end of the Performance Period, the whole as set forth by the Corporation in an election form to be provided to each Participant prior to the end of the Performance Period.

Notwithstanding the foregoing, the Committee may, in its sole discretion, with respect to a payment of Vested Restricted Share Units to a Participant, require that a portion or all of a Participant's Vested Restricted Share Units be settled in Common Shares even if such Participant has made a prior election to receive a cash equivalent value. Further to Section 3 hereof, the Committee may delegate to such officer or officers of the Corporation, as it may determine, the administrative tasks related to the requirement that a portion or all of a given Participant's Vested Restricted Share Units be settled in Common Shares.

Prior to 11:00 a.m. on the Entitlement Date, for any Common Shares to be purchased in satisfaction of some or all of the Vested Restricted Share Units, the Corporation shall notify the Broker as to the number of Common Shares to be purchased by the Broker on behalf of the Participant on the open market. As soon as practicable thereafter, the Broker shall purchase on the open market the number of Common Shares which the Corporation has requested the Broker to purchase and notify the Participant and the Corporation of: a) the aggregate purchase price ("Aggregate Purchase Price") of the Common Shares, b) the purchase price per Common Share, or, if the Common Shares were purchased at different prices, the average purchase price (computed on a weighted average basis) per Common Share ("Price per Common Share"), c) the amount of any related reasonable brokerage commission, and d) the settlement date for the purchase of the Common Shares. On the settlement date, upon payment of the Aggregate Purchase Price and related reasonable brokerage commission by the Corporation, the Broker shall deliver to the Participant or to his representative the certificate representing the Common Shares. Any entitlement to fractional Share Units shall be paid in cash based on the Price per Common Share.

For the purposes hereof, cash equivalent value shall be determined as the product of the number of Vested Restricted Share Units to be paid in cash and the Market Value of a Common Share on the day prior to the confirmation by the Board of the determination of the Vesting Percentage.

SECTION 10. PARTICIPANT'S ACCOUNT

The Corporation shall maintain in its books an account for each Participant recording at all times the number of Restricted Share Units granted to the Participant. Upon payment in satisfaction of Vested Restricted Share Units, whether in Common Shares, cash or combination thereof, such Vested Restricted Share Units and any unvested Restricted Share Units shall be cancelled.

SECTION 11. EFFECTIVE DATE OF THE PLAN

The effective date of the Plan shall be January 1, 2004.

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SECTION 12. AMENDMENTS TO, SUSPENSION OR TERMINATION OF, THE PLAN

The Board may from time to time amend, suspend or terminate the Plan in whole or in part. However, any such amendment, suspension or termination shall not adversely affect the rights of any Participant under the Plan and/or appendix to the Plan in effect at the time of such amendment, suspension or termination without the consent of the affected Participant.

Notwithstanding the above paragraph, if the Board terminates the Plan, prior awards of Restricted Share Units shall, at the discretion of the Board, either
(a) become immediately vested and payable in accordance with the terms of the Plan in effect at such time, or (b) remain outstanding and in effect, vest and be payable in accordance with their applicable terms and conditions.

SECTION 13. PURCHASES ON THE OPEN MARKET

Purchases of Common Shares pursuant to the Plan shall be made on the open market by a broker independent from the Corporation designated by the Participant and who is a member of The Toronto Stock Exchange ("Broker"). Any such designation may be changed from time to time. Upon designation of a Broker or at any time thereafter, the Corporation may elect to provide the designated Broker with a letter agreement to be executed by the Broker and entered into with the Participant and to which the Corporation would also be a party, setting forth, inter alia, (i) the Broker's concurrence to being so designated, to acting for the Participant's account in accordance with customary usage of the trade and to delivering to the Participant or his/her representative the share certificate for the Common Shares purchased upon payment by the Corporation of the purchase price and related reasonable brokerage commission, and (ii) the Corporation's agreement to notify the Broker of the number of Common Shares to be purchased and to pay the purchase price and the related reasonable brokerage commission, provided however that no terms of said letter agreement shall have the effect of making the Broker or deeming the Broker to be an affiliate of (or not independent from) the Corporation for purposes of any applicable corporate, securities or stock exchange requirement.

The Restricted Share Units, and any related Common Shares, that may be awarded under the Plan have not been registered under the U.S. Securities Act of 1933 as of the effective date of the Plan and the Corporation has no obligation to register such units or shares. The said Common Shares may not be offered or sold in the United States unless registered or an exemption from registration is available.

SECTION 14. RIGHTS OF PARTICIPANTS

Except as specifically set out in the Plan, no Eligible Key Employee, Participant or other person shall have any claim or right to any Common Shares deliverable in payment of Restricted Share Units granted pursuant to the Plan.

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Neither the Plan nor any award thereunder shall be construed as granting an
Eligible Key Employee or Participant a right to be retained as an employee of the Corporation or of any of its Subsidiaries or a claim or right to any future grants of Restricted Share Units. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of such Eligible Key Employee or Participant to terminate the employment of such Eligible Key Employee or Participant at any time. The payment of any sum of money in cash in lieu of notice of the termination of employment shall not be considered as extending the period of employment for the purposes of the Plan.

Under no circumstances shall Restricted Share Units (whether vested or unvested) be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of the Common Shares, nor shall any Participant be considered the owner of the Common Shares until after the date of the purchase of any Common Shares on the open market.

SECTION 15. CESSATION OF EMPLOYMENT AND TRANSFER TO NON-PARTICIPATING SUBSIDIARY

Unless otherwise determined by the Committee, in the event of a Participant's Cessation of Employment occurring on or after having completed one-half of the Performance Period (the "Minimum Period"), the Participant, or as the case may be, the Participant's beneficiaries, shall be entitled to a pro-rata portion of the Vested Restricted Share Units, if any, following the completion of the Performance Period had the Participant been in active employment as of the end of the Performance Period. The pro-rata portion shall be calculated as the ratio of the active employment period completed by the Participant during the Performance Period over the Performance Period.

Unless otherwise determined by the Committee, in the event that: (i) a Participant's Cessation of Employment occurs before having completed the Minimum Period; (ii) a Participant's employment is terminated for cause by the Corporation or a Subsidiary of the Corporation; or (iii) in the event of a Participant's voluntary resignation, all Restricted Share Units whether vested or unvested, credited to such Participant's account, shall be forfeited.

Unless otherwise determined by the Committee, upon a transfer of a Participant to a direct or indirect Subsidiary which is not a participating Subsidiary in the Plan, the Participant shall be entitled to a pro-rata portion of the Vested Restricted Share Units, if any, had the Participant been in employment with such participating Subsidiary as of the end of the Performance Period. The pro-rata portion shall be calculated as the ratio of any employment period completed with the Corporation or participating Subsidiary by the Participant during the Performance Period over the Performance Period. However, if subsequently, a Participant's Cessation of Employment occurs with such non participating Subsidiary, the entitlement to the pro-rata portion of the Vested Restricted Share Units shall be subject to the completion of the Minimum Period. For greater certainty, such Minimum Period shall include any employment period completed with such non participating Subsidiary.

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SECTION 16. COMPLIANCE WITH APPLICABLE LAWS

Any obligation of the Corporation with respect to its Common Shares pursuant to the terms of the Plan is subject to compliance with all applicable laws. Should the Corporation, in its sole discretion, determine that it is not feasible to make payment of a Restricted Share Unit in Common Shares by reason of any such laws, such obligation shall be satisfied by means of an equivalent cash payment, calculated as per Section 9 hereof. The Participant shall comply with all such laws and furnish the Corporation with any and all information and undertakings as may be required to ensure compliance therewith.

SECTION 17. WITHHOLDING TAXES

The Corporation shall be entitled to deduct any amount of withholding taxes and other withholdings from any amount paid or credited hereunder.

SECTION 18. TRANSFERABILITY

In no event may the rights or interests of a Participant under the Plan be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or by the laws of succession and distribution.

SECTION 19. ALTERATION OF NUMBER OF RESTRICTED SHARE UNITS SUBJECT TO THE PLAN

In the event that the Common Shares shall be subdivided or consolidated into a different number of Common Shares, or dividend shall be declared upon the Common Shares payable in Common Shares (other than a dividend which may be paid in cash or in shares at the option of the shareholder), the number of Restricted Share Units awarded to a Participant shall be adjusted by replacing such number by a number equal to the number of Common Shares which would be held by the Participant immediately after the dividend, subdivision or consolidation, should the Participant have held a number of Common Shares equal to the number of Restricted Share Units awarded to the Participant on the record date fixed for such stock dividend, subdivision or consolidation.

In the event that the outstanding Common Shares shall be changed into or exchanged for a different number or kind of securities of the Corporation or of another corporation, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, then there shall be substituted for each Common Share referred to in the Plan the kind of securities into which each outstanding Common Share shall be so changed or for which each such Common Share shall be exchanged and an equitable adjustment shall be made, if required, in the number of Restricted Share Units then recorded in the Participant's account,

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such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

In the event there shall be any change, other than as specified above in this section, in the number or kind of outstanding Common Shares or of any securities into which such Common Shares shall have been changed or for which it shall have been changed or for which it shall have been exchanged, then there shall be substituted for each Common Share referred to in the Plan or for each security into which such Common Shares shall have been so changed or exchanged, the kind of securities into which each outstanding Common Share of each such security shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Restricted Share Units then recorded in the Participant's account such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

In the case of any such substitution, change or adjustment as provided for in this section, the variation shall generally require that the dollar value of the Restricted Share Units awarded to the Participant prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such dollar value after the variation.

In the event that, at the time contemplated for the purchase of Common Shares under the Plan, there is no public market for the Common Shares or for securities substituted therefore as provided by this section, the obligations of the Corporation under the Plan shall be met by a payment in cash as per Section 9 hereof.

SECTION 20. UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded until payment of the Vested Restricted Share Units as set forth in Section 9 hereof.

SECTION 21. GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws in force in the province of Quebec and the Federal laws applicable therein.